SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 27, 2015

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors.

On October 27, 2015, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) voted to increase the size of the Board from 8 to 10 members and appointed Gregory Boyce and Julio Quintana to serve on the Board as independent directors. In addition, Mr. Boyce was appointed to serve on the Safety and Sustainability Committee and Mr. Quintana was appointed to serve on the Audit Committee.

There are no special arrangements or understandings between these new directors and any other persons pursuant to which either new director was selected for election. There have been no transactions with related persons in which either Mr. Boyce or Mr. Quintana had a direct or indirect interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Messrs. Boyce and Quintana will be granted a director stock award having a fair market value of $150,000 under the Company’s 2013 Stock Incentive Plan and will receive compensation as non-employee directors in accordance with the Company’s director compensation policies described in its 2015 Proxy Statement, dated March 5, 2015.

Mr. Boyce, age 61, has served as Executive Chairman of Peabody Energy Corporation from October 2007 to present. Mr. Boyce joined Peabody in 2003 as Chief Operating Officer, and served as Chief Executive Officer from 2006-2015. Prior to his service with Peabody, Mr. Boyce served in various executive roles with Rio Tinto Group from 1989 to 2003.

Mr. Quintana, age 56, served as President and Chief Executive Officer of Tesco Corporation from September 2005 to December 2014 and as a Director from September 2004 to May 2015. Prior to that he served as Tesco’s Executive Vice President and Chief Operating Officer from 2004 to 2005. Prior to his service with Tesco, Mr. Quintana served in various executive roles for Schlumberger Technology Corporation from 1999 to 2004.

For additional information regarding these new directors, please see the news release attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News Release dated October 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: October 28, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated October 28, 2015

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